UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2014, the Board of Directors (the “Board”) of Cellular Biomedicine Group, Inc. (the “Company”) approved the appointment of Richard L. Wang as the Company’s Chief Operation Officer.

Mr. Wang held the position of senior site leader of GSK R&D in Shanghai, China, since 2013, and also held the position of Senior Director and Head of Operations of GSK R&D since 2011. Mr. Wang has been an experienced leader, manager and scientist in pharmaceutical R&D organizations of several multinational companies both in the US and latest in China for the past 21 years. From 2007 to 2011, Mr. Wang was the Director, Head of Strategic Alliance (Asia), and Portfolio and Operation Management of Innovation Center China & Global Oncology, AstraZeneca Global R&D in Shanghai, China. From 2004 to 2007, Mr. Wang was Associate Director, Discovery Portfolio and Early Development Project Management, R&D Operations Pharmaceutical Research Institute, Bristol-Myers Squibb, in Wallingford, Connecticut. He holds a bachelor’s degree in Cell Biology from University of Science & Technology of China, a PhD in Molecular Biology from University of Maryland, Baltimore, and an MBA from Xavier University.

In connection with Mr. Wang’s appointment, the Company entered into an agreement with Mr. Wang, pursuant to which Mr. Wang will receive an annual base salary of $210,000. The term of the agreement is effective as of May 18, 2015 for a period of three years, with a probation period from May 18, 2015 to November 18, 2015.

If any of the following conditions occur, the Company may terminate the agreement but must provide a 60-day advance written notice, and provide a severance payment equal to one month of Mr. Wang’s salary: (1) if Mr. Wang is unable to perform his obligations under the agreement in full, or perform other obligations designated by the Company, (2) Mr. Wang cannot adequately perform his obligations under the agreement, and cannot do so after training or adjustment in obligations, and (3) the agreement cannot be carried out due to changes in circumstances, and that the Company and Mr. Wang cannot agree on modifications to the agreement.

A copy of the agreement with Mr. Wang is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Agreement dated as of May 18, 2015 by and between the Registrant and Richard L. Wang.

99.2	Press Release, dated May 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: May 27, 2015	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Financial Officer